    As filed with the Securities and Exchange Commission on November 20, 1997
                           Registration No. 33________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                ----------------

                            T&W FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

               Washington                                 91-1844249
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
      corporation or organization)

       6416 Pacific Highway East
          Tacoma, Washington                                  98424
Address of principal executive officers)                    (Zip Code)

                T&W FINANCIAL CORPORATION 1997 STOCK OPTION PLAN
           T&W FINANCIAL CORPORATION 1997 EMPLOYEE STOCK PURCHASE PLAN
            T&W FINANCIAL CORPORATION 1997 DIRECTOR STOCK GRANT PLAN
                            (Full title of the Plans)

                    Michael A. Price, Chief Executive Officer
                            T&W Financial Corporation
                            6416 Pacific Highway East
                                Tacoma, WA 98424
                                 (253) 922-5164

            (name, address, including zip code and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                              PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF SECURITIES      AMOUNT TO BE          OFFERING PRICE            AGGREGATE            AMOUNT OF
 TO BE REGISTERED         REGISTERED            PER SHARES           OFFERING PRICE      REGISTRATION FEE
------------------      -------------         ----------------       ----------------     ----------------
Common stock, par       1,000,000(1)          $     15.9375(2)         $15,937,500(2)       $   4,829.06
value $0.01

Common stock, par         100,000(3)          $     15.9375(2)         $ 1,593,750(2)       $     482.91
value $0.01

Common stock, par          10,000(4)          $     15.9375(2)         $   159,375(2)       $      48.29
value $0.01

----------
(1) Estimated maximum aggregate number of shares of T&W Financial Corporation (the "Company") common stock that may be awarded and/or sold pursuant to the Company's 1997 Stock Option Plan (the "Option Plan").
(2) Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee, at $15.9375 per share, which was the average of the high and low prices of the common stock of the Company on November 19, 1997 as reported on the Nasdaq National Market.
(3) Estimated maximum aggregate number of shares of the Company's common stock that may be awarded and/or sold pursuant to the Company's 1997 Employee Stock Purchase Plan (the "Purchase Plan").
(4) Estimated maximum aggregate number of shares of the Company's common stock that may be awarded and/or sold pursuant to the Company's 1997 Director Stock Grant Plan (the "Director Plan").

                                     PART I
           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.     PLAN INFORMATION.

            The documents containing the information specified in Item 1 will be sent or given to participants in the Company's respective Option Plan, Purchase Plan and Director Plan as specified in Rule 428(b)(1) and are not required to be filed as part of this registration statement.

ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

            The documents containing the information specified in Item 2 will be sent or given to participants in the Company's respective Option Plan, Purchase Plan and Director Plan as specified in Rule 428(b)(1) and are not required to be filed as part of this registration statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

            (a) The Company's prospectus filed pursuant to Rule 424(b) dated November 4, 1997.

            (b) The Company's registration statement on Form S-1 (Registration No. 333-34123) declared effective by the Commission on November 4, 1997 (the "Registration Statement").

            (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Company's prospectus referred to in
(a) above.

            (d) The description of the Company's common stock set forth in the Company's registration statement on Form 8-A (Registration No. 000-23013) filed with the Commission pursuant to Section 12 of the Exchange Act on August 22, 1997, including any amendment or report filed for the purpose of updating such description.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Article 6 of the Company's Articles of Incorporation and
Article VIII of the Company's Bylaws provide for mandatory indemnification of the Company's directors, officers, employees and agents to the maximum extent permitted by law. The directors and officers of the Company also may be indemnified against liabilities they may incur for serving in the capacity pursuant to liability insurance policy maintained by the Company for such purpose.

            Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 5 of the Company's Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Company and its shareholders.

   ITEM 8.     EXHIBITS.

REGULATION S-K                                     REFERENCE TO PRIOR FILING
EXHIBIT NO.      DESCRIPTION                       OR EXHIBIT NO. ATTACHED HERETO
-----------      -----------                       ------------------------------
5.1              Opinion of Graham & James LLP     Attached as Exhibit 5.1.

4.1              T&W Financial Corporation 1997    Filed as Exhibit 10.46 to the
                 Stock Option Plan                 registration statement and
                                                   incorporated by reference herein.

4.2              T&W Financial Corporation 1997    Filed as Exhibit 10.48 to the
                 Employee Stock Purchase Plan      registration statement and
                                                   incorporated by reference herein.

4.3              T&W Financial Corporation         Filed as Exhibit 10.47 to the
                 1997 Director Stock Grant Plan    registration statement and
                                                   incorporated by reference herein.

23.1             Consent of BDO Seidman, LLP       Attached as Exhibit 23.1.

23.2             Consent of Graham & James LLP     Reference is made to Exhibit
                                                   5.1.

24.1             Power of Attorney                 Contained on Signature Page.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tacoma, State of Washington, on November 20, 1997.

                                      T&W FINANCIAL CORPORATION


                                      By     /s/  MICHAEL A. PRICE
                                        ----------------------------------------
                                                  Michael A. Price,
                                               Chief Executive Officer


                                POWER OF ATTORNEY

Each person whose individual signature appears below hereby constitutes and appoints Kenneth W. McCarthy, Jr., as his true and lawful attorney-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                      TITLE                               DATE
---------                      -----                               ----
/s/ MICHAEL A. PRICE
---------------------------    Chief Executive Officer         November 20, 1997
Michael A. Price               (Principal Executive Officer)
                               and Director
/s/ THOMAS W. PRICE
---------------------------    President and Director          November 20, 1997
Thomas W. Price

/s/ PAUL B. LUKE
---------------------------    Senior Vice President,          November 20, 1997
Paul B. Luke                   Treasurer and Secretary
                               (Principal Financial and
                               Accounting Officer)
                               and Director
/s/ KENNETH W. MCCARTHY, JR.
---------------------------    Senior Vice President and       November 20, 1997
Kenneth W. McCarthy, Jr.       Director

/s/ KENNETH L. HATCH
---------------------------    Director                        November 20, 1997
Kenneth L. Hatch

/s/ DAVID N. SYFERD
---------------------------    Director                        November 20, 1997
David N. Syferd



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
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                            -------------------------


                                    EXHIBITS

                                       TO

                            REGISTRATION STATEMENT ON

                                    FORM S-8

                                      UNDER

                           THE SECURITIES ACT OF 1933


                            -------------------------


                            T&W FINANCIAL CORPORATION



================================================================================


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

                                  EXHIBIT INDEX


EXHIBIT NO.   DESCRIPTION
-----------   -----------
5.1           Opinion of Graham & James LLP
4.1*          T&W Financial Corporation 1997 Stock Option Plan
4.2**         T&W Financial Corporation 1997 Employee Stock Purchase Plan
4.3***        T&W Financial Corporation 1997 Director Stock Grant Plan
23.1          Consent of BDO Seidman, LLP
23.2          Consent of Graham & James LLP (Reference is made to Exhibit 5.1)
24.1          Power of Attorney (Contained on Signature Page)


----------
* Filed as Exhibit 10.46 to the Company's registration statement on Form S-1 (Registration No. 333-34123) and incorporated by reference herein.

** Filed as Exhibit 10.48 to the Company's registration statement on Form S-1 (Registration No. 333-34123) and incorporated by reference herein.

*** Filed as Exhibit 10.47 to the Company's registration statement on Form S-1
    (Registration. No. 333-34123) and incorporated by reference herein.


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